UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 10, 2025, Carisma Therapeutics Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that a Nasdaq Hearings Panel (the “Panel”) has determined to grant the request of the Company to continue its listing on Nasdaq for the period and subject to specified conditions as described in more detail below. In connection with this determination, the Company’s listing is expected to be transferred to The Nasdaq Capital Market, effective as of the open of business on June 12, 2025.

As previously disclosed, on October 10, 2024, the Company received written notice from the Nasdaq Listing Qualifications Department indicating that the Company no longer satisfied Nasdaq Listing Rule 5450(b)(2)(A), which requires the Company to maintain a minimum market value of listed securities of $50.0 million (the “MVLS Rule”) for continued listing on The Nasdaq Global Market. In accordance with Nasdaq Listing Rule 5810(c)(3) (the “Grace Period Rule”), Nasdaq provided the Company 180 calendar days, or until April 8, 2025, to regain compliance with the MVLS Rule. The Company did not regain compliance with the MVLS Rule by April 8, 2025, and accordingly, on April 10, 2025, Nasdaq notified the Company that its securities were subject to delisting from Nasdaq unless the Company timely requested a hearing before the Panel.

As also previously disclosed, on April 10, 2025, Nasdaq notified the Company that it no longer satisfied Nasdaq Listing Rule 5450(b)(2)(C), which requires the Company to maintain a minimum market value of publicly held shares of $15.0 million (the “MVPHS Rule”) for continued listing on The Nasdaq Global Market. In accordance with the Grace Period Rule, Nasdaq provided the Company 180 calendar days, or until October 7, 2025, to regain compliance with the MVPHS Rule. Additionally, on January 6, 2025, Nasdaq notified the Company that it no longer satisfied Nasdaq Listing Rule 5450(a)(1), which requires the Company to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”) for continued listing on The Nasdaq Global Market. In accordance with the Grace Period Rule, Nasdaq provided the Company 180 calendar days, or until July 7, 2025, to regain compliance with the Bid Price Rule.

Following a timely request for a hearing, the Company presented to the Panel its plan to achieve compliance with applicable Nasdaq listing criteria and requested an extension of time to do so. On June 10, 2025, Nasdaq notified the Company that the Panel determined to grant the Company’s request for an exception to, and an extension of time to comply with, Nasdaq listing standards. As part of this determination, the Panel directed that the Company’s listing be transferred to the Nasdaq Capital Market, effective as of the open of business on June 12, 2025, and specified additional conditions for the Company’s listing on the Nasdaq Capital Market. The extension of time is subject to the Company demonstrating compliance with Nasdaq Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions, completing a strategic transaction and otherwise demonstrating compliance with all initial listing requirements for the Nasdaq Capital Market, in each case on or before October 7, 2025. The extension of time is further subject to the Company meeting an interim milestone for a strategic transaction in connection with the Company’s ongoing strategic process. The Panel has the right to reconsider its determination based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities inadvisable or unwarranted. The Panel does not have discretion to grant continued listing for noncompliance with Nasdaq listing standards beyond October 7, 2025. There can be no assurance that the Company will be able to satisfy the requirements or conditions for continued listing within the period of time granted by the Panel.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “expects,” “intends,” “plans,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including meeting Nasdaq compliance standards and other Nasdaq requirements and conditions for listing. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: June 11, 2025		Steven Kelly
President and Chief Executive Officer